UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 02, 2024

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Sherry Lane Suite 215
Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 974-8921

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 8, 2024, Arcadia Biosciences, Inc. (the “Company”) filed a Current Report on Form 8-K (“Original Form 8-K”) to report, among other things, the appointment of Thomas J. Schaefer as the Company’s chief executive officer and Mark Kawakami as the Company’s chief financial officer, effective July 5, 2024 (“Effective Date”). The Company is filing this Form 8-K/A to amend the Original Form 8-K to disclose new compensation information for Mr. Schaefer and Mr. Kawakami in connection with their appointments.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2024, the Company and Mr. Schaefer entered into an employment terms letter (the “Schaefer Employment Letter”) that establishes his base salary as of the Effective Date as $260,000 per annum and his 2024 target bonus opportunity as 40% of his base salary for the portion of 2024 he served as the Company’s chief financial officer and 50% of his base salary for the portion of 2024 that he serves as the Company’s chief executive officer. As set forth in the Schaefer Employment Letter, and consistent with the Company’s other named executive officers, Mr. Schaefer’s employment is “at-will.” Mr. Schaefer has entered into a severance and change in control agreement with the Company (the “Schaefer CIC Agreement”), which by its terms will expire on the third anniversary of the Effective Date. Pursuant to the Schaefer CIC Agreement, if the Company terminates Mr. Schaefer’s employment for a reason other than cause or Mr. Schaefer’s death or disability at any time other than during the twelve-month period immediately following a change of control, then Mr. Schaefer will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months; (ii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Schaefer and his eligible dependents for up to six months; and (iii) a pro-rated portion of the annual cash bonus he would have been entitled to receive for the year of termination if he had remained employed by the Company through the end of such year.

If during the twelve-month period immediately following a change of control, (x) the Company terminates Mr. Schaefer’s employment for a reason other than cause or Mr. Schaefer’s death or disability, or (y) Mr. Schaefer resigns from employment for good reason, then, in lieu of the above described severance benefits, Mr. Schaefer shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months; (ii) reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Schaefer and his eligible dependents for up to twelve months; (iii) a pro-rated portion of the annual cash bonus he would have been entitled to receive for the year of termination if he had remained employed by the Company through the end of such year; and (iv) vesting shall accelerate as to 100% of all of Mr. Schaefer’s outstanding equity awards.

On August 20, 2024, the Company and Mr. Kawakami entered into an employment terms letter (the “Kawakami Employment Letter”, and together with the Schaefer Employment Letter, the “Employment Letters”) that establishes his base salary as of the Effective Date as $212,063 per annum and his 2024 target bonus opportunity as 20% of his base salary for the portion of 2024 he served as the Company’s vice president of finance and 30% of his base salary for the portion of 2024 that he serves as the Company’s chief financial officer. As set forth in the Employment Letter, and consistent with the Company’s other named executive officers, Mr. Kawakami’s employment is “at-will.” Mr. Kawakami has entered into a severance and change in control agreement with the Company (the “Kawakami CIC Agreement”, and together with the Schaefer CIC Agreement, the “CIC Agreements”), which by its terms will expire on the third anniversary of the Effective Date. Pursuant to the Kawakami CIC Agreement, if the Company terminates Mr. Kawakami’s employment for a reason other than cause or Mr. Kawakami’s death or disability at any time other than during the twelve-month period immediately following a change of control, then Mr. Kawakami will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months; (ii) reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Kawakami and his eligible dependents for up to six months; and (iii) a pro-rated portion of the annual cash bonus he would have been entitled to receive for the year of termination if he had remained employed by the Company through the end of such year.

If during the twelve-month period immediately following a change of control, (x) the Company terminates Mr. Kawakami’s employment for a reason other than cause or Mr. Kawakami’s death or disability, or (y) Mr. Kawakami resigns from employment for good reason, then, in lieu of the above described severance benefits, Mr. Kawakami shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months; (ii) reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Kawakami and his eligible dependents for up to twelve months; (iii) a pro-rated portion of the annual cash bonus he would have been entitled to receive for the year of termination if he had remained employed by the Company through the end of such year; and (iv) vesting shall accelerate as to 100% of all of Mr. Kawakami’s outstanding equity awards.

On August 19, 2024, the Company granted Mr. Schaefer and Mr. Kawakami stock options under the Company’s 2015 Omnibus Equity Incentive Plan (“Stock Options”). Each of Mr. Schaefer and Mr. Kawakami were granted Stock Options to purchase 20,000 shares of the Company’s common stock with an exercise price of $2.71 per share. Mr. Schaefer’s and Mr. Kawakami’s right to exercise the Stock Options vests over four years (25% on the one-year anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments thereafter), subject to the applicable executive continuing to provide service to the Company on each vesting date.

The foregoing descriptions of the Employment Letters and CIC Agreements are a summary and are qualified in their entirety by reference to the Employment Letters and appended forms of CIC Agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1+	Employment Letter and Severance and Change In Control Agreement for Thomas J. Schaefer.
10.2+	Employment Letter and Severance and Change In Control Agreement for Mark Kawakami.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Represents a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	August 23, 2024	By:	/s/ MARK KAWAKAMI
Mark Kawakami, Chief Financial Officer